Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2017 FOURTH-QUARTER AND FULL-YEAR FINANCIAL
RESULTS, PROVIDES GUIDANCE FOR FISCAL 2018

Philadelphia, PA — August 23, 2017 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2017 fourth quarter and full year ended June 30, 2017.

“In the coming year, we expect a solid increase in net revenues compared with fiscal 2017 and, while much of our industry is facing pricing pressures, we expect our adjusted gross margins to continue to be above 50%, which exceeds the average of our peer companies,” said Arthur Bedrosian, chief executive officer of Lannett.  “For the fourth quarter and full year, our full financial results were in-line with the preliminary results issued two weeks ago.  As we previously reported, our fourth quarter was impacted by unanticipated items, which totaled approximately $0.24 per diluted share, as well as pricing and volume pressures.  However, planned product launches, combined with a number of initiatives we have put in place, make us confident in our near- and longer term growth.”

For the fiscal 2017 fourth quarter, total net sales were $139.1 million compared with $168.9 million for the fourth quarter of fiscal 2016.  Gross profit was $58.9 million, or 42% of net sales, compared with $79.9 million, or 47% of net sales.  Research and development (R&D) expenses decreased to $11.4 million from $13.0 million for the fiscal 2016 fourth quarter.  Selling, general and administrative (SG&A) expenses decreased to $16.5 million from $22.0 million.  Acquisition and integration-related expenses were $0.3 million compared with $4.2 million in the prior-year fourth quarter.  Restructuring expenses were $1.8 million compared with $2.4 million.  In last year’s fourth quarter, the company recorded an impairment charge of $8.0 million related to acquired intangible assets.  Operating income was $28.8 million compared with $30.4 million.  Interest expense declined to $20.7 million from $27.1 million for the fourth quarter of fiscal 2016.  Income tax expense was $3.1 million versus income tax benefit of $2.9 million in the prior-year period.  Net income attributable to Lannett was $5.7 million, or $0.15 per diluted share, compared with $3.6 million, or $0.10 per diluted share, for the fiscal 2016 fourth quarter.

For the fiscal 2017 fourth quarter reported on a Non-GAAP basis, adjusted total net sales were $139.1 million compared with $168.9 million for the fourth quarter of fiscal 2016.  Adjusted gross profit was $68.0 million, or 49% of adjusted total net sales, compared with $91.9 million, or 54%

of adjusted total net sales, for the prior year fourth quarter.  Adjusted R&D expenses were $11.4 million compared with $13.1 million.  Adjusted SG&A expenses declined to $16.2 million from $17.8 million.  Adjusted operating income was $40.4 million compared with $61.0 million for the prior-year fourth quarter.  Adjusted net income attributable to Lannett was $15.1 million, or $0.40 per diluted share, compared with $27.5 million, or $0.73 per diluted share, for the fiscal 2016 fourth quarter.

For the fiscal 2017 full year, net sales increased to $637.3 million from $566.1 million for fiscal 2016.  During the third quarter of fiscal 2016, the company recorded a reduction to net sales of $23.6 million related to a pre-tax, one-time, settlement agreement with one of its customers.  In the fiscal 2017 third quarter, the company recorded a $4.0 million adjustment to the settlement agreement.  As a result, total net sales were $633.3 million compared with $542.5 million for fiscal 2016.  Gross profit increased to $301.2 million from $286.5 million.  Gross profit as a percentage of total net sales declined to 48% compared with 53% for fiscal 2016, primarily due to the inclusion of Kremer Urban Pharmaceutical’s (KU) lower-margin business and purchase accounting related expenses.  R&D expenses were $42.1 million compared with $45.1 million for fiscal 2016.  SG&A expenses were $73.5 million compared with $68.3 million.  Acquisition and integration-related expenses were $4.0 million compared with $27.2 million in the prior year.  Restructuring expenses were $7.2 million for both fiscal 2017 and fiscal 2016.  The company recorded impairment charges related to acquired intangible assets totaling $88.1 million in fiscal 2017 and $8.0 million in fiscal 2016.  Operating income was $86.4 million compared with $130.8 million.  Interest expense was $89.4 million compared with $65.9 million for fiscal 2016.  Income tax expense was $1.1 million compared with $17.3 million.  Net loss attributable to Lannett was $0.6 million, or $0.02 per share, versus net income attributable to Lannett of $44.8 million, or $1.20 per diluted share, for fiscal 2016.

For the fiscal 2017 full year reported on a Non-GAAP basis, adjusted total net sales increased to $637.3 million from $566.1 million for fiscal 2016.  Adjusted gross profit was $343.7 million, or 54% of adjusted total net sales, compared with $348.1 million, or 61% of adjusted total net sales, for fiscal 2016.  Adjusted R&D expenses were $42.1 million compared with $45.1 million.  Adjusted SG&A expenses were $71.3 million compared with $59.0 million.  Adjusted operating income was $230.3 million compared with $244.0 million for the prior year.  Adjusted net income attributable to Lannett was $107.9 million, or $2.86 per diluted share, compared with $127.8 million, or $3.42 per diluted share, for fiscal 2016.

Guidance for Fiscal 2018

Based on its current outlook the company provided financial guidance for the 2018 fiscal year as follows:

	GAAP	Adjusted
Net sales	$655 million to $665 million	$655 million to $665 million
Gross margin %	46% to 47%	51% to 52%
R&D expense	$46 million to $48 million	$46 million to $48 million
SG&A expense	$75 million to $77 million	$73 million to $75 million
Acquisition and integration related, and restructuring expense	$4 million to $5 million	$-
Interest expense	$88 million to $89 million	$67 million to $68 million
Effective tax rate	Approximately 35%	Approximately 35%
Capital expenditures	$65 million to $75 million	$65 million to $75 million

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2017 fourth quarter and full year ended June 30, 2017.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 45419254.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of growth initiatives, receiving product approvals, successfully commercializing product approvals and achieving the financial metrics stated in the company’s guidance for fiscal 2018, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2017	June 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$117,737	$224,769
Investment securities	27,091	14,094
Accounts receivable, net	204,066	211,722
Inventories	122,604	114,904
Prepaid income taxes	16,703	—
Deferred tax assets	28,905	40,892
Other current assets	6,592	6,434
Total current assets	523,698	612,815
Property, plant and equipment, net	243,148	216,638
Intangible assets, net	453,861	575,503
Goodwill	339,566	333,611
Deferred tax assets	23,848	11,556
Other assets	19,191	13,895
TOTAL ASSETS	$1,603,312	$1,764,018

LIABILITIES
Current liabilities:
Accounts payable	$44,720	$34,720
Accrued expenses	12,499	9,247
Accrued payroll and payroll-related expenses	4,833	10,572
Rebates payable	44,593	21,894
Royalties payable	3,015	5,127
Restructuring liability	5,431	4,130
Settlement liability	17,000	7,000
Income taxes payable	—	743
Acquisition-related contingent consideration	—	35,000
Short-term borrowings and current portion of long-term debt	60,117	178,236
Total current liabilities	192,208	306,669
Long-term debt, net	843,530	883,612
Settlement liability	—	12,526
Other liabilities	6,452	6,754
TOTAL LIABILITIES	1,042,190	1,209,561
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,528,450 and 37,150,165 shares issued; 36,919,296 and 36,604,202 shares outstanding at June 30, 2017 and June 30, 2016, respectively)	37	37
Additional paid-in capital	292,780	283,301
Retained earnings	277,774	278,355
Accumulated other comprehensive loss	(222)	(295)
Treasury stock (609,154 and 545,963 shares at June 30, 2017 and June 30, 2016, respectively)	(9,247)	(7,349)
Total Lannett Company, Inc. stockholders’ equity	561,122	554,049
Noncontrolling interest	—	408
Total stockholders’ equity	561,122	554,457
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,603,312	$1,764,018

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended June 30,		Twelve months ended June 30,
	2017	2016	2017	2016

Net sales	$139,118	$168,887	$637,341	$566,091
Settlement agreement	—	—	(4,000)	(23,598)
Total net sales	$139,118	$168,887	$633,341	$542,493
Cost of sales	72,503	81,407	300,030	237,371
Amortization of intangibles	7,737	7,550	32,098	18,629
Gross profit	58,878	79,930	301,213	286,493
Operating expenses:
Research and development expenses	11,423	12,962	42,073	45,054
Selling, general and administrative expenses	16,519	21,966	73,477	68,325
Acquisition and integration-related expenses	291	4,190	3,965	27,190
Restructuring expenses	1,836	2,417	7,168	7,166
Intangible asset impairment charges	—	8,000	88,084	8,000
Total operating expenses	30,069	49,535	214,767	155,735
Operating income	28,809	30,395	86,446	130,758
Other income (loss)
Loss on extinguishment of debt	—	(3,009)	—	(3,009)
Investment income	683	299	3,768	368
Interest expense	(20,720)	(27,117)	(89,420)	(65,937)
Other	54	75	(244)	(1)
Total other loss	(19,983)	(29,752)	(85,896)	(68,579)
Income before income tax	8,826	643	550	62,179
Income tax expense (benefit)	3,100	(2,948)	1,097	17,322
Net income (loss)	5,726	3,591	(547)	44,857
Less: Net income attributable to noncontrolling interest	—	20	34	75
Net income (loss) attributable to Lannett Company, Inc.	$5,726	$3,571	$(581)	$44,782

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$0.16	$0.10	$(0.02)	$1.23
Diluted	$0.15	$0.10	$(0.02)	$1.20

Weighted average common shares outstanding:
Basic	36,892,902	36,578,020	36,812,524	36,442,782
Diluted	37,779,354	37,394,787	36,812,524	37,389,445

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (g)
GAAP Reported	$139,118	$72,503	$7,737	$58,878	42%	$11,423	$16,519	$291	$1,836	$28,809	$(19,983)	$8,826	$3,100	$5,726	$—	$5,726	$0.15
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(291)	—	291	—	291	—	291	—	291
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,836)	1,836	—	1,836	—	1,836	—	1,836
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,743	4,743	—	4,743	—	4,743
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	6,899	(6,899)	—	(6,899)

Non-GAAP Adjusted	$139,118	$71,168	$—	$67,950	49%	$11,423	$16,154	$—	$—	$40,373	$(15,240)	$25,133	$9,999	$15,134	$—	$15,134	$0.40

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	The tax effect of the pre-tax adjustments included at applicable tax rates
(g)	The weighted average share number for the three months ended June 30, 2017 is 37,779,354 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2016

	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income before income tax	Income tax expense (benefit)	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (l)
GAAP Reported	$168,887	$81,407	$7,550	$79,930	47%	$12,962	$21,966	$4,190	$2,417	$8,000	$30,395	$(29,752)	$643	$(2,948)	$3,591	$20	$3,571	$0.10
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,834)	—	1,834		108	117	—	—	—	1,609	—	1,609	—	1,609	—	1,609
Amortization of Inventory step-up (b)	—	(2,611)	—	2,611		—	—	—	—	—	2,611	—	2,611	—	2,611	—	2,611
Amortization of intangibles (c)	—	—	(7,550)	7,550		—	(365)	—	—	—	7,915	—	7,915	—	7,915	—	7,915
Separation expenses (d)	—	—	—	—		—	(1,669)	—	—	—	1,669	—	1,669	—	1,669	—	1,669
Refinancing of debt (e)	—	—	—	—		—	(2,242)	—	—	—	2,242	—	2,242	—	2,242	—	2,242
Acquisition and integration-related expenses (f)	—	—	—	—		—	—	(4,190)	—	—	4,190	—	4,190	—	4,190	—	4,190
Restructuring expenses (g)	—	—	—	—		—	—	—	(2,417)	—	2,417	—	2,417	—	2,417	—	2,417
Intangible assets impairment charges (h)	—	—	—	—		—	—	—	—	(8,000)	8,000	—	8,000	—	8,000	—	8,000
Non-cash interest (i)	—	—	—	—		—	—	—	—	—	—	5,341	5,341	—	5,341	—	5,341
Loss on Extinguishment of Debt (j)	—	—	—	—		—	—	—	—	—	—	3,009	3,009	—	3,009	—	3,009
Tax adjustments (k)	—	—	—	—		—	—	—	—	—	—	—	—	15,105	(15,105)	—	(15,105)

Non-GAAP Adjusted	$168,887	$76,962	$—	$91,925	54%	$13,070	$17,807	$—	$—	$—	$61,048	$(21,402)	$39,646	$12,157	$27,489	$20	$27,469	$0.73

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(c)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(d)	Relates to separation expenses associated with a former executive officer
(e)	To exclude fees related to the refinancing of the 12.0% Senior Notes
(f)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(g)	To exclude expenses associated with the 2016 Restructuring Plan
(h)	To exclude an impairment charge related to certain intangible assets acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To exclude a loss from the extinguishment of debt
(k)	The tax effect of the pre-tax adjustments included at applicable tax rates
(l)	The weighted average share number for the three months ended June 30, 2016 is 37,394,787 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2017
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration-related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (k)
GAAP Reported	$633,341	$300,030	$32,098	$301,213	48%	$42,073	$73,477	$3,965	$7,168	$88,084	$86,446	$(85,896)	$550	$1,097	$(547)	$34	$(581)	$(0.02)
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(4,410)	—	4,410		—	—	—	—	—	4,410	—	4,410	—	4,410	—	4,410
Amortization of Inventory step-up (c)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (d)	—	—	(32,098)	32,098		—	(1,460)	—	—	—	33,558	—	33,558	—	33,558	—	33,558
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(3,965)	—	—	3,965	—	3,965	—	3,965	—	3,965
Restructuring expenses (f)	—	—	—	—		—	—	—	(7,168)	—	7,168	—	7,168	—	7,168	—	7,168
Intangible assets impairment charges (g)	—	—	—	—		—	—	—	—	(88,084)	88,084	—	88,084	—	88,084	—	88,084
Non-cash interest (h)	—	—	—	—		—	—	—	—	—	—	20,704	20,704	—	20,704	—	20,704
Other (i)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	56,094	(56,094)	—	(56,094)

Non-GAAP Adjusted	$637,341	$293,682	$—	$343,659	54%	$42,073	$71,302	$—	$—	$—	$230,284	$(65,192)	$165,092	$57,191	$107,901	$34	$107,867	$2.86

(a)	Relates to an adjustment to the Fiscal 2016 settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition
(h)	To exclude non-cash interest expense primarily associated with debt issuance costs
(i)	Primarily relates to separation expenses associated with a former employee
(j)	The tax effect of the pre-tax adjustments included at applicable tax rates
(k)	The weighted average share numbers for the twelve months ended June 30, 2017 are 36,812,524 and 37,695,061 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2016
	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Intangible asset impairment charges	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (m)
GAAP Reported	$542,493	$237,371	$18,629	$286,493	53%	$45,054	$68,325	$27,190	$7,166	$8,000	$130,758	$(68,579)	$62,179	$17,322	$44,857	$75	$44,782	$1.20
Adjustments:
Settlement agreement (a)	23,598	—	—	23,598		—	—	—	—	—	23,598	—	23,598	—	23,598	—	23,598
Depreciation of Fixed Assets step-up (b)	—	(2,222)	—	2,222		18	117	—	—	—	2,087	—	2,087	—	2,087	—	2,087
Amortization of Inventory step-up (c)	—	(17,127)	—	17,127		—	—	—	—	—	17,127	—	17,127	—	17,127	—	17,127
Amortization of intangibles (d)	—	—	(18,629)	18,629		—	(878)	—	—	—	19,507	—	19,507	—	19,507	—	19,507
Separation expenses (e)	—	—	—	—		—	(6,275)	—	—	—	6,275	—	6,275	—	6,275	—	6,275
Refinancing of debt (f)	—	—	—	—		—	(2,242)	—	—	—	2,242	—	2,242	—	2,242	—	2,242
Acquisition and integration-related expenses (g)	—	—	—	—		—	—	(27,190)	—	—	27,190	—	27,190	—	27,190	—	27,190
Restructuring expenses (h)	—	—	—	—		—	—	—	(7,166)	—	7,166	—	7,166	—	7,166	—	7,166
Intangible assets impairment charges (i)	—	—	—	—		—	—	—		(8,000)	8,000	—	8,000	—	8,000	—	8,000
Non-cash interest (j)	—	—	—	—		—	—	—	—	—	—	13,007	13,007	—	13,007	—	13,007
Loss on Extinguishment of Debt (k)	—	—	—	—		—	—	—	—	—	—	3,009	3,009	—	3,009	—	3,009
Tax adjustments (l)	—	—	—	—		—	—	—	—	—	—	—	—	46,145	(46,145)	—	(46,145)

Non-GAAP Adjusted	$566,091	$218,022	$—	$348,069	61%	$45,072	$59,047	$—	$—	$—	$243,950	$(52,563)	$191,387	$63,467	$127,920	$75	$127,845	$3.42

(a)	Relates to a settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(c)	Relates to amortization of fair value step-up in inventory primarily related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates primarily to separation expenses associated with former employees
(f)	To exclude fees related to the refinancing of the 12.0% Senior Notes
(g)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(h)	To exclude expenses associated with the 2016 Restructuring Plan
(i)	To exclude an impairment charge related to certain intangible assets acquired as part of the KUPI acquisition
(j)	To exclude non-cash interest expense associated with debt issuance costs
(k)	To exclude a loss from the extinguishment of debt
(l)	The tax effect of the pre-tax adjustments included at applicable tax rates
(m)	The weighted average share number for the twelve months ended June 30, 2016 is 37,389,445 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2018 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$655 - $665	-		$655 - $665
Gross margin percentage	46.0% - 47.0%	5%	(a)	51.0% to 52.0%
R&D expense	$46 - $48	-		$46 - $48
SG&A expense	$75 - $77	($2)	(b)	$73 - $75
Integration and Restructuring expense	$4 - $5	($4 - $5)	(c)	-
Interest expense	$88 - $89	($21)	(d)	$67 - $68
Effective tax rate	approx. 35%	-		approx. 35%
Capital expenditures	$65 - $75	-		$65 - $75

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment reflects amortization of purchased intangible assets related to the acquisition of KUPI

(c) The adjustment reflects expenses related to the 2016 Restructuring Plan as well as integration-related expenses associated with the acquisition of KUPI

(d) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended June 30,		Fiscal Year Ended June 30,
(in thousands)	2017	2016	2017	2016
Medical Indication
Antibiotic	$3,701	$5,842	$16,748	$14,558
Anti Psychosis	11,506	930	58,625	5,462
Cardiovascular	11,143	15,482	50,628	53,541
Central Nervous System	7,423	15,940	39,451	36,291
Gallstone	11,135	13,959	48,600	67,348
Gastrointestinal	15,418	22,268	71,887	52,699
Glaucoma	2,800	5,965	18,763	25,336
Migraine	6,948	5,438	29,014	21,776
Muscle Relaxant	3,427	1,157	13,636	5,403
Obesity	1,137	956	3,956	3,809
Pain Management	6,003	6,418	26,135	29,804
Respiratory	1,090	3,279	10,516	9,982
Thyroid Deficiency	43,738	45,868	174,005	162,411
Urinary	2,281	7,250	14,695	17,398
Other	9,191	8,474	43,240	38,230
Contract manufacturing revenues	2,177	9,661	17,442	22,043
Net Sales	139,118	168,887	637,341	566,091
Settlement agreement	—	—	(4,000)	(23,598)
Total Net Sales	$139,118	$168,887	$633,341	$542,493